EXHIBIT 11.1

                             ESPEY MFG. & ELECTRONICS CORP.

                          Computation of per Share Earnings as
                            Disclosed in Item 14 of Form 10-K

                             Five years ended June 30, 1999

                               1999      1998        1997           1996        1995
                           ---------   ---------   ---------     ---------    ---------
Computation of earnings
  per share:

     Number of shares
     issued at
     beginning of year     1,514,937   1,514,937   1,514,937     1,514,937    1,514,937

     Monthly weighted
     average number of
     treasury shares        (414,872)   (403,717)   (402,863)     (245,470)    (168,180)
                           ---------   ---------   ---------     ---------    ---------
     Weighted average
     number of primary
     shares outstanding    1,100,065   1,111,220   1,112,074     1,269,467    1,346,757
                           =========   =========   =========     =========    =========

     Net income(loss)       $730,601    (739,602)    563,128       522,737      491,767
                           =========   =========   =========     =========    =========

     Per share-basic
     and diluted                $.66        (.67)        .51           .41          .37